Exhibit 99.1

----- Original Message -----
From: Legallarry@aol.com
To: larry_w@pacbell.net ; wwmpc@earthlink.net ; ronlsmith2@bellsouth.net ; reakin@mini-skool.com ; AJMintz@aol.com ; aroach@20minutestofitness.com ; ATaylor216@aol.com ; skurz@comcast.net ; hleonard@enkg.com ; HULTMAN@aol.com
Sent: Monday, June 30, 2008 8:52 PM
Subject: Resignation from Board of Directors

To Al Roach, Chairman, and the Board of Directors
Energy King, Inc.

Please be advised that after careful consideration and discussion with counsel, I herewith submit my resignation from the Board of Directors of Energy King, Inc., effective immediately, for cause.  I must unfortunately take this action because of my continued concern regarding, in my opinion, Energy King management’s constant disregard for proper corporate procedures and proper attention to Securities and Exchange Commission disclosure requirements.  My resignation has nothing to do with the relationship between Energy King and its subsidiary World Wide Motion Pictures Corporation, nor does it bear any relation to the contemplated separation of the subsidiary from Energy King.  Please take immediate steps to report my resignation as required by law.

I wish Energy King well in its future endeavors.

Sincerely,

Larry Epstein